UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2012

RANGEFORD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54306	77-116182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Boulevard, Suite 1820, Irving, TX 75039
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(970) 218-7080

8541 North Country Road 11, Wellington, CO 80549
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On November 15, 2012, Rangeford Resources, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Great Northern Energy, Inc. (“GNE”) to acquire c a substantial non-operating working interest in oil assets in East Texas in consideration for a Purchase Price of $3,900,000 (“Cash Portion”) that breaks down into a deposit of $100,000; a Promissory Note in the amount of $1,100,000 bearing 8% interest per annum, which is due and payable in full, twelve months from the date of the Note, with four equal quarterly payments due beginning on closing; a Promissory Note in the amount of $2,700,000, due on June 30, 2014, with initial payment of $1,200,000 due on closing, and secured by the assets being purchased under the Agreement. Both Promissory Notes are secured by a Pledge and Security Agreement that grants a security interest in all of the working interests and options of the Company and any proceeds resulting therefrom to GNE; additional consideration consists of 6,500,000 shares of the Company’s common stock, and an additional 3,500,000 shares of common stock is reserved for roll-ups and bonuses.  The properties included under the Operating Agreement, described below, hold over 100 proven undeveloped oil locations and as many rework wells at depths above 3,400 feet, with lifting costs estimated at $13.00/BOE or less on the currently producing wells.

The prior operations of the assets for which working interest are purchased must be audited, as a condition of the effective date of the acquisition.  The Company has not yet received a firm commitment for funding this purchase.

Further information can be found at the Company’s website, www.rangeford-resources.com, which is not incorporated in, and is not a part of, this report.

This brief description of the Purchase and Sale Agreement, Promissory Notes and Pledge and Security Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Purchase and Sale Agreement is attached to this Current Report on Form 8-K as Exhibits 10.1.  Forms of the Promissory Notes and the Pledge and Security Agreement will be filed as an amendment to this Current Report on Form 8-K to be filed upon the effective date of the acquisition.

Operating Agreement and Special Provisions to Operating Agreement

On Closing, the Company will enter into an Operating Agreement and Special Provisions to Operating Agreement with GNE pursuant to which GNE will be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area permitted, required by, and within the limits of the Agreement, for a minimum of three years on an irrevocable, non-cancelable basis.  In its performance of operations, GNE shall be an independent contractor not subject to the control or direction of the Company except as to the type of operation to be undertaken in accordance with the election procedures contained in Operating Agreement.

While in effect, the Operator status shall be listed with the proper governing agencies of each state, and all bonding, insurance and operational requirements of those states shall be met and complied with in full. An Area of Mutual Interest Agreement shall apply to additional acreage acquisitions.  The Operating Agreement shall govern all drilling and well completions, well operations, rework and maintaining of wells and facilities, contractual negotiations, marketing, gathering, selling and production of all oil and gas and other hydrocarbon products, and all other activity which are the responsibility of Operator. The right to take production in kind or to dedicate resources or sales of assets or reserves shall be the sole responsibility and right of GNE at all times and does not extend to the Company as opposed to terms or conditions within the AAPL 610 to the contrary.

This brief description of the Operating Agreement and Special Provisions to Operating Agreement is only a summary of the material terms.  The full text of the Operating Agreement and Special Provisions to Operating Agreement will be filed as exhibits the amendment to this Current Report on Form 8-K to be filed on the effectiveness of this acquisition.

Premises Use Agreement

On November 15, 2012, the Company entered into a Premises Use Agreement (the “PUA”) with Prism Corporation (“Prism”) and GNE for the premises on the 18th floor of the main building of Williams Square in Las Colinas, Irving, Texas, with an address of 5215 North O’Connor Boulevard, Suite 1820, Irving Texas 75039, for a deposit of $7,500 and first month’s rent of $7,244 due in January, 2013, with increases in the rent, contingent upon the useable square footage increase due to a planned build-out, occurring each six months thereafter and until the original lease executed between GNE and Prism expires, or by September 30, 2016.

This brief description of the Premises Use Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Premises Use Agreement as attached to this Current Report on Form 8-K as Exhibit 10.2.

Retainer Agreement of Delaney Equity Group, LLC

On November 15, 2012, the Company entered into a Placement Agent/Investment Banking Retainer Agreement (“the Retainer Agreement”) with Delaney Equity Group, LLC (“Delaney”), where Delaney will act as the Company’s non-exclusive placement agent, in return for retainer of $1,000 and a cash fee equal to six percent (6%) of the Net Consideration received by the Company relative to a financing, plus reasonable expenses.  Due to the extensive consulting services provided, the effective date of September 25, 2012, was approved.

This brief description of the Delaney Equity Group, LLC Retainer Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Delaney Equity Group, LLC Retainer Agreement as attached to this Current Report on Form 8-K as Exhibit 10.3.

Consulting Agreement with Fidare Consulting Group, LLC

The Board approved the engagement of Fidare Consulting Group, LLC (“Fidare”) under a Consulting Agreement, whereby Fidare agreed to provide consulting services in the areas of corporate structuring, strategic planning and compliance in return for 20,000 shares of common stock; one warrant to purchase 20,000 shares of common stock, with its exercise price per share equal to the closing sale price of the common stock on the date of issue, exercisable for two years from the date of issue and which provides for a cashless or net issue exercise; and reasonable expenses.  Due to the extensive consulting services provided over a 2 month period, the effective date was approved as of September 25, 2012

This brief description of the Fidare Consulting Group, LLC Consulting Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Fidare Consulting Group, LLC Consulting Agreement as attached to this Current Report on Form 8-K as Exhibit 10.4.

Recent Financing

In November 2012, the Company issued two promissory notes totaling $110,000 in exchange for cash of $110,000.  These promissory notes have a term of 60 days from issuance and accrue interest at a rate of 6% per annum.  The holders of the promissory notes will be issued a total of 275,000 shares of the Company’s restricted common stock, as additional consideration for the promissory notes.

Item 3.02	Recent Sales of Unregistered Securities

In November 2012, the Company entered into two promissory notes totaling $110,000 in exchange for cash of $110,000.  These promissory notes have a term of 60 days from issuance and accrue interest at a rate of 6% per annum.  As additional consideration, the holders of the promissory notes will be issued a total of 275,000 shares of the Company’s restricted common stock, as additional consideration for the promissory notes.

 The Company also has authorized the issuance of restricted shares (40,000), and warrants (40,000), to a consultant for services rendered.

All of the above sales by the Company of its unregistered securities were made by the Company in reliance upon Section 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that purchased the unregistered securities were primarily existing shareholders, known to the Company and its management, through pre-existing business relationships, as long standing business associates. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases.  All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

Item 9.01	Financial Statements and Exhibits

(d)  EXHIBITS

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Purchase Sale Agreement
10.2	Premise Use Agreement
10.3	Placement Agent/Investment Banking Retainer Agreement with Delaney Equity Group, LLC
10.4	Consulting Agreement with Fidare Consulting Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGEFORD RESOURCES, INC.

Date:	November 20, 2012	By: /s/ Fred Ziegler
Fred Ziegler, President